Exhibit A


         The undersigned hereby agree to file a joint Schedule 13D with respect to the interests of the undersigned in VidaMed, Inc. and that the Schedule 13D to which this Exhibit A is attached has been filed on behalf of each of the undersigned.


January 13, 2000


                                 MEDTRONIC, INC.


                                 By: /s/ Michael D. Ellwein
                                     Michael D. Ellwein
                                     Vice President

                                 MEDTRONIC ASSET MANAGEMENT, INC.

                                 By: /s/ Michael D. Ellwein
                                     Michael D. Ellwein
                                     Vice President